Exhibit 99.2
BEINSYNC LTD.
Unaudited Consolidated Financial Statements
FINANCIAL STATEMENTS:
Condensed Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007
Notes to the Condensed Consolidated Financial Statements

BEINSYNC LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2008	December 31, 2007
	(Unaudited)
	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$250	$455
Trade receivables	23	23
Other and prepaid expenses	64	30

Total current assets	337	508

Other non current assets — severance fund	77	107
Property and Equipment — Net	48	53

Total assets	$462	$668

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current Liabilities
Short term credit	$374	$404
Trade payable	201	294
Deferred revenue	272	265
Employee related amounts	202	173
Other account payable and accrued expenses	639	203

Total current liabilities	1,688	1,339

Accrued severance pay	163	204
Convertible Loan	2,085	1,568

Shareholders’ Deficiency
Share Capital & paid-in capital	8,203	8,191
Accumulated deficit	(11,677)	(10,634)

Total shareholders’ deficiency	(3,474)	(2,443)

Total liabilities and shareholders’ deficiency	$462	$668

The accompanying notes are an integral part of these condensed consolidated financial statements.

BEINSYNC LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
	(In thousands)
Revenues	$59	$41
Cost of revenues	52	33

Gross Profit	7	8

Operating Expenses
Research and development expenses	351	374
Sales and marketing expenses	133	170
General and administrative expenses	466	105

Total Operating Expenses	950	649

Operating loss	(943)	(641)

Other income (expense), net	(99)	11

Net loss	$(1,042)	$(630)

The accompanying notes are an integral part of these condensed consolidated financial statements.

BEINSYNC LTD.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
	(In thousands)
Cash flows from operating activities:
Net loss	$(1,042)	$(630)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	6	8
Change in operating assets and liabilities:
Accounts receivable	—	(17)
Other assets	(33)	62
Accounts payable	(93)	15
Accrued compensation and related liabilities	36	—
Deferred revenue	7	12
Accrued severance pay, net	(41)	24
Other accrued liabilities	428	(32)
Stock-based compensation, net	11	10

Net cash provided by operating activities	(721)	(548)

Cash flows from investing activities:
Purchases of property and equipment	(1)	(1)
Decrease (increase) in severance pay fund	30	(18)

Net cash provided by/(used in) investing activities	29	(19)
Cash flows from financing activities:
Proceeds from long-term convertible loan from shareholder	517	—
Repayment of long-term loan	(30)	(78)

Net cash provided by (used in) financing activities	487	(78)

Net decrease in cash and cash equivalents	(205)	(645)
Cash and cash equivalents at beginning of period	455	1,535

Cash and cash equivalents at end of period	$250	$890

The accompanying notes are an integral part of these condensed consolidated financial statements.

BEINSYNC LTD.
Notes to Unaudited Condensed Financial Statements
1.	DESCRIPTION OF THE BUSINESS

BeInSync Ltd. (a development stage Company) (“BeInSync”) was established and commenced its operations on November 21, 2002. BeInSync is engaged in the development of technology for business users and mobile professionals. Its solutions aims to allow business users to increase their productivity by ensuring that their data is available and synchronized where and when they need it.

In July 2006, BeInSync incorporated a wholly-owned subsidiary in the U.K., BeInSync UK, which is not an active subsidiary. BeInSync UK was incorporated as part of Series C Preferred share purchase agreement for the purpose of the funds transferred by the investors.

In November 2006, BeInSync incorporated a wholly-owned subsidiary in the United States, BeInSync Inc., which is engaged primarily in sales and marketing services and became active during 2007.

2.	BASIS OF PRESENTATION

BeInSync prepared its financial statements in conformity with accounting principles generally accepted in the United States of Americas.

Certain information and footnote disclosures normally included in the annual financial statements have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the BeInSync’s audited consolidated financial statements for the year ended December 31, 2007 included herein (Ex 99.1).